Exhibit 99.1

        GSI COMMERCE REPORTS FISCAL 2006 FIRST QUARTER OPERATING RESULTS

    KING OF PRUSSIA, Pa., April 26 /PRNewswire-FirstCall/ -- GSI Commerce Inc. (Nasdaq: GSIC) today announced that for its first fiscal quarter ended April 1, 2006, the company reported net revenues of $114.2 million and a net loss of $4.4 million, or $0.10 per share, compared to net revenues of $91.4 million and a net loss of $1.6 million, or $0.04 per share, for 2005's fiscal first quarter.

    Included in net loss and net loss per share for the first quarter of fiscal 2006 is a non-cash charge of approximately $1.6 million, or $0.04 per share, to reduce the carrying value of the shares owned by the company in Odimo Incorporated from $2.9 million to $1.3 million, which represents the market value of the shares as of April 1, 2006. These shares represent a portion of the consideration received when the company sold certain assets of Ashford.com to Odimo in fiscal 2002. GSI Commerce did not include this non- cash charge when it issued guidance for the first quarter and full year on Feb. 15, 2006.

    Other Financial Highlights

          - Merchandise sales were $191.0 million in the first quarter of fiscal 2006, a 40 percent increase compared to $136.2 million in the same period in fiscal 2005. A definition of merchandise sales appears later in this news release under "Non-GAAP Financial Measures."

          - Adjusted EBITDA was $2.7 million in the first quarter of fiscal 2006, compared to adjusted EBITDA of $1.2 million in the same period in 2005, an increase of 126 percent. A definition of adjusted EBITDA appears later in this news release under "Non-GAAP Financial Measures."

          - Gross profit was $47.2 million in the first quarter of fiscal 2006, an increase of 40 percent compared to $33.8 million in the same period in 2005.

          - Gross margin was 41.3 percent in the first quarter of fiscal 2006, an increase of 430 basis points from 37.0 percent in the same period in 2005.

          - The company's cash, cash equivalents and marketable securities at the end of the first quarter of fiscal 2006 was $132.1 million compared to $156.7 million at the end of fiscal year 2005, and compared to $43.2 million at the end of fiscal 2005's first quarter.

          - Inventory at the end of the first quarter of fiscal 2006 decreased to $31.3 million compared to $34.6 million at the end of fiscal 2005 and compared to $34.0 million at the end of fiscal 2005's first quarter.

    Management Commentary

    "We are off to a strong start to the year with net revenue, merchandise sales and adjusted EBITDA all above our expectations," said Michael G. Rubin, chairman and CEO of GSI Commerce. "In addition, excluding stock-based compensation expense, which was impacted by the adoption of SFAS 123(R), and the non-cash impairment charge for an investment, our net results would have meaningfully improved from a year ago and would have been above our guidance.

    "Based on the momentum of our business, including a strong business development pipeline, we are increasing our level of investment spending while we believe we remain on track to achieve our profitability goals for the year of increasing net income between 85 percent and 178 percent and increasing adjusted EBITDA between 54 percent and 69 percent," said Rubin. "Areas of incremental investment include opening a second call center, spending more on technology to enhance our platform and expanding our in-house product customization efforts for licensed products. We believe these incremental investments will better position us for the future."

    Fiscal 2006 Second Quarter and Annual Financial Guidance

    The following forward-looking statements reflect GSI Commerce's expectations as of April 26, 2006. Given the risks relating to our business discussed below and in our public reports, actual results may differ materially.

    The company provides the following guidance for the fiscal 2006 second quarter:

          - Net revenues are expected to be in the range of $110 million to $115 million, or increase between 20 percent and 25 percent.

          - Merchandise sales are expected to be in the range of $185 million to $193 million, or increase between 35 percent and 41 percent.

          - Product sales are expected to be in the range of $88 million to $92 million, or increase between 17 percent and 22 percent.

          - Service fees are expected to be in the range of $21 million to $23 million, or increase between 26 percent and 38 percent.

          - Net loss is expected to be in the range of $4.7 million to $5.7 million.

          - Adjusted EBITDA is expected to be in the range of $1.0 million to $2.0 million.

          - Depreciation and amortization is expected to be approximately $4.5 million to $5.0 million, compared to $3.6 million in fiscal 2005's second quarter.

          - Stock-based compensation expense is expected to be approximately $2.0 million to $2.5 million, compared to $1.7 million in fiscal 2005's second quarter, and includes the impact of SFAS 123(R), which the company adopted in the first quarter of fiscal 2006.

          - Net interest income is expected to be approximately $0.5 million to $0.6 million, compared to $0.1 million in fiscal 2005's second quarter.

          - Consistent with second quarter of fiscal 2005, the company does not intend to record a provision for income taxes in the second quarter of fiscal 2006.

    The company provides the following updated guidance for fiscal year 2006:

          - Net revenues are expected to be in the range of $559 million to $579 million, or an increase of between 27 percent and 31 percent.

          - Merchandise sales are expected to be in the range of $923 million to $973 million, or an increase of between 35 percent and 43 percent.

          - Product sales are expected to be the range of $450 million to $463 million, or an increase of between 27 percent and 30 percent.

          - Service fees are expected to be the range of $109 million to $116 million, or an increase of between 28 percent and 35 percent.

          - Net income is expected to be in the range of $5.0 million to $7.5 million, or an increase of between 85 percent and 178 percent. Net income guidance includes the $1.6 million impairment charge disclosed above in this news release.

          - Adjusted EBITDA is expected to be in the range of $32 million to $35 million, or an increase of between 54 percent and 69 percent.

          - Depreciation and amortization is expected to be approximately $20 million.

          - Stock-based compensation is expected to be approximately $8.0 million and includes the impact of the adoption of SFAS 123(R).

          -    Net interest income is expected to be approximately $2.5 million.

          - A provision for income tax is expected to be in a range of 5 percent to 10 percent of pre-tax income.

          - Capital expenditures are expected to be in the range of $28 million to $30 million.

    Key Events Since Feb. 15, 2006

          - In early April, after signing a multiyear agreement with the National Football League (NFL) to manage and operate NFL Shop and the NFL's official catalog, the company launched the league's e-commerce site at http://www.shopnfl.com. Revenues from this sporting goods partner will be recorded as product sales.

          - In April, the company signed a multiyear agreement with an unnamed apparel partner. The partner is expected to launch its e-commerce operations late in the third quarter or early in the fourth quarter of this year. Revenues from the partner will be recorded as service fees. The solution includes technology, fulfillment and customer care. This is the second apparel partner the company has signed in 2006.

          - In March, the company signed a multiyear agreement to provide Iomega International S.A. with an e-commerce solution for Iomega Data Storage Solutions in more than 47 countries. GSI Commerce will provide the e- commerce technology platform and will integrate it with Iomega's third- party fulfillment and customer care providers. The store launches are scheduled for the second quarter. Revenues from Iomega will be recorded as service fees.

          - In April, the company announced it made an equity investment in WebCollage Inc., a privately held, online content syndication company headquartered in New York. The two companies also agreed to provide content syndication solutions to the e-commerce partners of GSI Commerce.

          - In March, the company announced it had received grants totaling approximately $3.75 million from the Commonwealth of Pennsylvania for economic development and employee job training.

    Non-GAAP Financial Measures

    This news release contains, and our scheduled conference call will present, the non-GAAP measures merchandise sales, adjusted EBITDA and certain ratios that use those measures. Merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise or records the full amount of such sales on its financial statements. GSI Commerce uses merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management are related to the amount of sales made through GSI Commerce's platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to GAAP net revenue as well as the non-GAAP financial measure merchandise sales and the percentages that such expenses bear to net revenues and merchandise sales.

    GSI Commerce also uses adjusted EBITDA, which represents earnings (or losses) before interest income/expense, impairment on investment, income taxes, depreciation and amortization, cumulative effect of change in accounting principle related to the adoption of SFAS 123(R) and stock-based compensation. GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which historically has been materially impacted by fluctuations in the price of GSI Commerce's common stock both on a quarterly and annual basis, and is now materially impacted by the adoption of SFAS 123(R), and does not consistently reflect GSI Commerce's results from its core business activities.

    These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules and are contained elsewhere in this release.

    Fiscal First Quarter 2006 Conference Call

    GSI Commerce has scheduled a conference call for today at 4:45 p.m. EDT to review its fiscal 2006 first quarter operating results and to discuss the company's expectations for future performance. For access to the conference call, please call the toll-free conference number, 1-866-202-4683, by 4:30 p.m. EDT, on April 26. The conference passcode is "98114428." Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, http://www.gsicommerce.com, and click on the link provided on the home page. Please do this at least 15 minutes prior to the call (4:30 p.m. EDT) to register, download and install any necessary audio software. The conference call also will be broadcast live on the Web through CCBN StreetEvents (http://www.streetevents.com). For those who cannot listen to the live Webcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through May 26. Access to a recording of the conference call can be made by calling toll-free, 1-888-286-8010. The telephone replay passcode is "97266248." In addition, access to an audio replay of the conference call's Webcast can be found on the home page of the GSI Commerce Web site. Access to the audio replay of the Webcast also will remain available through May 26.

    About GSI Commerce

    GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: technology, logistics and customer care and marketing services. We provide e-commerce solutions for more than 50 partners.

    Forward-Looking Statements

    All statements made in this release and to be made in GSI Commerce's fiscal 2006 first quarter conference call, including those in the tape recording, live audio and live Webcast of the call, other than statements of historical fact, are or will be forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," "prospects," "schedule" and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce's business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, the performance of acquired businesses and the impact of SFAS 123(R). More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                          December 31,     April 1,
                                                              2005           2006
                                                          ------------   ------------
               ASSETS
Current assets:
     Cash and cash equivalents                            $     48,361   $     32,418
     Marketable securities                                     108,298         99,716
     Accounts receivable, net of
      allowance of $727 and $601,
      respectively                                              24,288         19,119
     Inventory                                                  34,601         31,329
     Prepaid expenses and other
      current assets                                             3,135          3,357
          Total current assets                                 218,683        185,939

Property and equipment, net                                     87,851         83,595
Goodwill                                                        13,932         17,786
Equity investments and other                                     1,210          3,799
Other assets, net of accumulated
 amortization of $7,885 and $9,186
 respectively                                                   10,970          9,653
          Total assets                                    $    332,646   $    300,772

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $     58,720   $     34,400
     Accrued expenses and other                                 42,949         34,772
     Deferred revenue                                            6,573          6,043
     Current portion - long-term debt
      and other                                                    637            656
          Total current liabilities                            108,879         75,871

Convertible notes                                               57,500         57,500
Long-term debt and other                                        13,094         12,907
          Total liabilities                                    179,473        146,278

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $0.01 par value,
      4,990,000 shares authorized;
      0 shares issued and outstanding
      as of December 31, 2005 and
      April 1, 2006                                                  -              -
     Common stock, $0.01 par value,
      90,000,000 shares authorized; 44,469,969
      and 44,865,751 shares issued
      as of December 31, 2005 and April 1, 2006,
      respectively; 44,469,766 and 44,865,548
      shares outstanding as of December 31,
      2005 and April 1, 2006, respectively                         445            448
     Additional paid in capital                                329,103        332,935
     Accumulated other comprehensive
      loss                                                      (2,344)          (487)
     Accumulated deficit                                      (174,031)      (178,402)
          Total stockholders' equity                           153,173        154,494

          Total liabilities and
           stockholders' equity                           $    332,646   $    300,772

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               Three Months Ended
                                                          ---------------------------
                                                            April 2,       April 1,
                                                              2005           2006
                                                          ------------   ------------
Revenues:
     Net revenues from product sales                      $     76,652   $     91,657
     Service fee revenues                                       14,706         22,586

          Net revenues                                          91,358        114,243
Cost of revenues from product sales                             57,587         67,066

          Gross profit                                          33,771         47,177

Operating expenses:
     Sales and marketing, exclusive
      of $183 and $1,309 reported
      below as stock-based
      compensation, respectively                                20,859         29,404
     Product development, exclusive
      of ($30) and $192 reported
      below as stock-based
      compensation, respectively                                 6,589          8,211
     General and administrative,
      exclusive of ($397) and $422
      reported below as stock-based
      compensation, respectively                                 5,225          6,975
     Stock-based compensation                                     (245)         1,923
     Depreciation and amortization                               3,122          4,516

          Total operating expenses                              35,550         51,029

Other (income) expense:
     Interest expense                                              233            778
     Interest income                                              (343)        (1,490)
     Other (income) expense                                       (115)          (150)
     Impairment on investment                                        -          1,647

          Total other (income) expense                            (225)           785

Loss before income taxes and
 cumulative effect of change in
 accounting principle                                           (1,554)        (4,637)
Provision for income taxes                                           -              2

Net loss before cumulative effect of
 change in accounting principle                                 (1,554)        (4,639)
Cumulative effect of change in
 accounting principle                                                -           (268)

Net loss                                                  $     (1,554)  $     (4,371)

Basic and diluted loss per share:

    Prior to cumulative effect of
     change in accounting principle                       $      (0.04)  $      (0.11)

    Cumulative effect of change in
     accounting principle                                 $          -   $       0.01

    Net loss                                              $      (0.04)  $      (0.10)

Weighted average shares outstanding -
 basic and diluted                                              41,662         44,680

                       GSI COMMERCE, INC. AND SUBSIDIARIES
               ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
                                 (In thousands)
                                   (Unaudited)

                                                              Three Months Ended
                                                          ---------------------------
                                                            April 2,       April 1,
                                                              2005           2006
                                                          ------------   ------------
Adjusted EBITDA:
     Net gain (loss) excluding
      interest income and expense,
      income taxes, impairment and
      charges for stock-based
      compensation and depreciation
      and amortization                                    $      1,213   $      2,737

Reconciliation of Adjusted EBITDA to GAAP results:
     Adjusted EBITDA                                      $      1,213   $      2,737

     Interest expense                                              233            778
     Interest income                                              (343)        (1,490)
     Impairment on Investment                                        -          1,647
     Income Taxes                                                    -              2
     Stock-based compensation                                     (245)         1,923
     Depreciation and amortization                               3,122          4,516
     Cumulative effect of change in
      accounting principle                                           -           (268)

     Net loss                                             $     (1,554)  $     (4,371)

                       GSI COMMERCE, INC. AND SUBSIDIARIES
            MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                       Three Months Ended               Variance
                                                                    ------------------------    ------------------------
                                                                     April 2,      April 1,
                                                                       2005          2006         Amount          %
                                                                    ----------    ----------    ----------    ----------
Merchandise sales (1) -
 (a non-GAAP financial measure):
     Category:
          Sporting goods                                            $   47,497    $   67,448    $   19,951            42%
          Other                                                         88,745       123,502        34,757            39%
               Total merchandise sales
                (1) - (a non-GAAP
                financial measure)                                  $  136,242    $  190,950    $   54,708            40%

Net revenues - (GAAP basis):
  Net revenues from product sales:
     Category:
          Sporting goods                                            $   39,787    $   55,837    $   16,050            40%
          Other                                                         36,865        35,820        (1,045)           -3%

               Total net revenues from
                product sales                                           76,652        91,657        15,005            20%

   Service fee revenues                                                 14,706        22,586         7,880            54%

               Total net revenues -
                (GAAP basis)                                        $   91,358    $  114,243    $   22,885            25%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
     Category:
          Sporting goods                                            $   47,497    $   67,448    $   19,951            42%
          Other                                                         88,745       123,502        34,757            39%
               Total merchandise sales
                (1) - (a non-GAAP
                financial measure)                                     136,242       190,950        54,708            40%
   Less:
    Sales by partners (2):
     Category:
          Sporting goods                                                (7,710)      (11,611)       (3,901)           51%
          Other                                                        (51,880)      (87,682)      (35,802)           69%

               Total sales by partners (2)                             (59,590)      (99,293)      (39,703)           67%
   Add:
    Service fee revenues                                                14,706        22,586         7,880            54%

               Net revenues - (GAAP
                basis)                                              $   91,358    $  114,243    $   22,885            25%

(1) Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements. It also includes product sales related to Aspherio.

(2) Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                              Three Months Ended
                                                          ---------------------------
                                                            April 2,       April 1,
                                                              2005           2006
                                                          ------------   ------------
Cash Flows from Operating Activities:
   Net loss                                               $     (1,554)  $     (4,371)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Depreciation and amortization                              3,122          4,516
      Stock-based compensation                                    (245)         1,923
      Investment impairment                                          -          1,647
      Loss on disposal of equipment                                  -             55
      Cumulative effect of change in
       accounting principle                                          -           (268)
   Changes in operating assets and
    liabilities:
      Accounts receivable, net                                   5,438          5,182
      Inventory                                                  3,760          3,272
      Prepaid expenses and other
       current assets                                              189           (222)
      Other assets, net                                              9            146
      Accounts payable and accrued
       expenses and other                                      (35,546)       (32,016)
      Deferred revenue                                            (691)          (412)

      Net cash used in operating
       activities                                              (25,518)       (20,548)

Cash Flows from Investing Activities:
   Acquisition of a controlling
    interest of a business, net of
    cash acquired                                                    -         (2,629)
   Cash paid for property and
    equipment                                                   (6,761)        (3,721)
   Proceeds from government grant for
    building                                                         -          2,925
   Other deferred cost                                            (247)            41
   Cash paid for equity investments                               (136)        (2,408)
   Purchases of marketable securities                           (9,177)       (63,405)
   Sales of marketable securities                               32,000         71,975

      Net cash provided by investing
       activities                                               15,679          2,778

Cash Flows from Financing Activities
   Repayments of loan                                             (339)             -
   Repayments of capital lease
    obligations                                                   (160)          (152)
   Repayments of mortgage note                                     (38)           (55)
   Common stock repurchases                                                      (154)
   Deferred costs paid                                            (199)             -
   Proceeds from exercise of common
    stock options                                                1,247          2,183

      Net cash provided by financing
       activities                                                  511          1,822

Effect of exchange rate changes on
 cash and cash equivalents                                           -              5

Net decrease in cash and cash
 equivalents                                                    (9,328)       (15,943)
Cash and cash equivalents, beginning
 of period                                                      20,064         48,361

Cash and cash equivalents, end of
 period                                                   $     10,736   $     32,418

     Contacts:

     Michael Conn                       Greg Ryan
     Chief Financial Officer            Director, Corp. Communications
     tel: 610-491-7002                  tel: 610-491-7294
     e-mail: connm@gsicommerce.com      e-mail: ryang@gsicommerce.com

SOURCE  GSI Commerce, Inc.
    -0-                             04/26/2006
    /CONTACT: Michael Conn, Chief Financial Officer, +1-610-491-7002, or connm@gsicommerce.com, or Greg Ryan, Director, Corp. Communications, +1-610-491-7294, or ryang@gsicommerce.com, both of GSI Commerce, Inc./
    /Web site:  http://www.gsicommerce.com /